SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) January 21, 2003

                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)



        New Jersey                   0-22175                  22-2746503
   -------------------             ------------              --------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



145 Belmont Drive, Somerset, New Jersey                              08873
---------------------------------------                            ----------
 (Address of principal offices)                                    (Zip Code)


Registrant's telephone number including area code     (732) 271-9090


(Former name or former address, if changed since last report) NOT APPLICABLE

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

(a) On January 21, 2003, EMCORE Corporation (the "Registrant") purchased the optoelectronics component business of Agere Systems Inc. ("Agere"), which provides cable television transmission systems ("CATV"), telecom access and satellite communications components (collectively, the "CATV Business"). The transaction includes the assets, products, product warranty liabilities, technology and intellectual property related to this business. The purchase price was $25 million in cash, and was determined through arms-length negotiation. The full details of the acquisition are set forth in the Asset Purchase Agreement, dated as of January 21, 2003, by and between Agere and Registrant, annexed hereto as Exhibit 2.1

(b) Prior to this transaction, the CATV Business designed and manufactured optoelectronics products. The Registrant intends to continue to use these assets in the same capacity.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. EXHIBITS

(a) Financial Statements of Business Acquired.

Registrant will file financial information by amendment to this Current Report on Form 8-K as soon as possible, but in no event later than sixty days after the date that this Current Report on Form 8-K was required to be filed initially.

(b) Pro Forma Financial Information.

Registrant will file financial information by amendment to this Current Report on Form 8-K as soon as possible, but in no event later than sixty days after the date that this Current Report on Form 8-K was required to be filed initially.

(c)      Exhibits

Exhibit           Description

2.1 Asset Purchase Agreement, dated as of January 21, 2003, by and between Registrant and Agere.

2.2 Intellectual Property Agreement, by and between Agere and Ortel Corporation and Registrant.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EMCORE CORPORATION
                                       (Registrant)

                                       By:  /s/ Thomas G. Werthan
                                            -----------------------------------
                                            Thomas G. Werthan
                                            Chief Financial Officer

Dated:  February 4, 2003